Exhibit 24.2

     To the Stockholders and Board of Directors of Eat at Joe's, Ltd.

     We consent to the use of our Independent Auditor's Report dated March 23, 1998 and accompanying financial statements of Eat at Joe's, Ltd. for the year ended December 30, 1997. This Report will be included in the Form S-8 which is to be filed with the Securities and Exchange Commission for Eat at Joe's, Ltd.


     Robison, Hill & Co.
     Certified Public Accountants
     Salt Lake City, Utah
     December 16, 1998

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